Exhibit 10.1

STATE OF SOUTH CAROLINA	)	IN THE COURT OF COMMON PLEAS
	)	FOR THE NINTH JUDICIAL CIRCUIT
COUNTY OF CHARLESTON	)	CIVIL ACTION NO.: 03-CP-10-3389
)
The Intertech Group, Inc.,	)
)
Plaintiff,	)	SETTLEMENT AGREEMENT,
	)	RECEIPT AND RELEASE
vs.	)
)
Polymer Group, Inc.,	)
)
Defendant.	)
)

SETTLEMENT AGREEMENT, RECEIPT AND RELEASE

FULL, FINAL AND COMPLETE RELEASE.

PLEASE READ CAREFULLY.

THIS RELEASE ENDS ALL CLAIMS OF EVERY NATURE.

THIS SETTLEMENT AGREEMENT, RECEIPT AND RELEASE is entered into as of this 29th day of April, 2005 by and among

a)                    The Intertech Group, Inc., a Delaware corporation, on behalf of itself and its past and present entities, successors, subsidiaries, divisions, affiliated entities, shareholders, employees, officers, directors, owners, partners, heirs, assigns, agents, attorneys and other representatives, including but not limited to Jerry Zucker (hereinafter “TIG”), who, with PGI is at times referred to herein as the “parties”;

b)                   Jerry Zucker individually and on behalf of his past and present entities, subsidiaries, divisions, affiliated entities, shareholders, employees, officers, directors, owners, partners, heirs, executors, administrators, assigns, agents, attorneys and other representatives (hereinafter “Zucker”);

c)                    ZS Associates LLC, a South Carolina limited liability company, formerly ZS Associates, Inc., a South Carolina general partnership (hereinafter “ZS Associates”) on behalf of itself and its past and present entities, successors, subsidiaries, divisions, affiliated entities, members, managers, shareholders, employees, officers, directors, owners, partners, heirs, assigns, agents, attorneys and other representatives, including but not limited to Zucker;

d)                   Polymer Group, Inc. (hereinafter “PGI”) a Delaware corporation, who, with TIG is at times referred to herein as the “parties”; and

e)                    the MatlinPatterson Releasees as defined in Paragraph 4 of this Agreement.

WHEREAS, although ZS Associates, Zucker, and the MatlinPatterson Releasees were not parties to the above captioned action, the parties have agreed as a condition of settlement that ZS Associates, Zucker, and the MatlinPatterson Releasees join this Settlement Agreement, Receipt and Release for the purpose of releasing PGI and others as set forth below.   ZS Associates, Zucker, and the MatlinPatterson Releasees have agreed to do so and therefore join in and agree to be bound by this Settlement Agreement, Receipt and Release.  Further, the parties, ZS Associates and Zucker, believe that the releases provided to the MatlinPatterson Releasees are in the best interests of the parties, ZS Associates and Zucker in light of the valuable consideration this Settlement Agreement, Receipt and Release provides to TIG, ZS Associates and Zucker. TIG, ZS Associates and Zucker have agreed to release the MatlinPatterson Releasees as set forth herein. TIG, ZS Associates, and Zucker believe that the settlement of the instant action is of value to them and constitutes valuable consideration to them as that term is defined under South Carolina law.

WHEREAS, TIG is the lessee of a certain lease, as amended, (hereinafter “the Lease”) between itself and ZS Associates, for the real property located at 4838 Jenkins Avenue in North Charleston, South Carolina (hereinafter “the Leased Property”).

WHEREAS, PGI is a sub-lessee of the Lease, having subleased from TIG an 85% undivided interest in the Leased Property (hereinafter “the Sublease”).  The Lease between TIG and ZS Associates and the Sublease between PGI and TIG are more fully and completely described in the Complaint filed in the instant action and such description is incorporated by reference herein.

WHEREAS, in the instant action TIG has alleged that, in addition to PGI’s obligations to TIG under the Sublease, PGI is liable to TIG under the terms of a certain Services Agreement, as amended, (hereinafter “the Services Agreement”) for certain services provided to it from TIG in association with the Sublease.  The Services Agreement between TIG and PGI is more fully and completely described in the Complaint filed in the instant action and such description is incorporated by reference herein.

WHEREAS, PGI no longer occupies the real property which is the subject of the Lease, Sublease, and alleged Services Agreement, nor does it receive services under the alleged Services Agreement.

WHEREAS, in August 2003, TIG filed the instant action against PGI and said action is still pending.

WHEREAS, TIG has agreed to accept the payment described below on behalf of itself, ZS Associates and Zucker as full and final payment of all amounts due and owing or to become due and owing to TIG by PGI under the Lease, Sublease, and alleged Services Agreement and any amounts owed by the PGI Releasees (as defined in

Paragraph 3 of this Agreement) and the MatlinPatterson Releasees to TIG, ZS Associates and Zucker for whatever reason, and for any and all other claims in the instant action and for the releases set forth in this Settlement Agreement, Receipt And Release.

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, ZS Associates and Zucker, hereto agree as follows:

1.                                      Payment by PGI to TIG.  TIG, on behalf of TIG, ZS Associates and Zucker, hereby acknowledges and accepts from PGI the payment of Three Million One Hundred Thousand and No/100 ($3,100,000.00) Dollars as full and final payment of all amounts due and owing to TIG by PGI under the Lease, Sublease, alleged Services Agreement, for any and all other claims in the instant action, and as full and final payment of any and all amounts due and owing to TIG, ZS Associates and Zucker by the PGI Releasees and the MatlinPatterson Releasees and as consideration for the releases referenced in this Settlement Agreement, Receipt And Release.  PGI and TIG agree that TIG shall immediately dismiss the instant action with prejudice.  The parties shall bear their own costs and fees, if any, in relation to any such dismissal.

2.                                      Intent of Settlement Agreement, Receipt and Release.    The parties, ZS Associates and Zucker, recognize that over the last several years they have had a variety of disputes, interactions and business dealings with each other, the instant action being one of them.   It is the intent of the parties, ZS Associates and Zucker, that this instant Settlement Agreement, Receipt And Release resolve not only the claims set forth in the instant action, but to also resolve any claims by TIG, ZS Associates, and Zucker, whether known or unknown, ripe or inchoate, asserted or withheld, whether arising from claims arising from or related to the Lease, Sublease and alleged Services Agreement or otherwise against the PGI Releasees and the MatlinPatterson Releasees.

Further, it is the intent of the parties, ZS Associates and Zucker, that TIG, ZS Associates, and Zucker release the PGI Releasees and the MatlinPatterson Releasees, from any and all charges, complaints, promises, covenants, contracts, agreements, controversies, variances, damages, judgments, extents, executions, remedies, actions, suits, dues, sums of money, accounts, reckonings, bonds, bills, specialties, costs, losses, trespasses debts, duties, liabilities, obligations, claims, rights, demands, actions or causes of actions and expenses (including attorneys’ fees and costs), howsoever arising, and of any nature or description whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, ripe or inchoate, at law or in equity including, without limitation, any claim for equity or equity-related compensation, incentive compensation, or any other compensation or remuneration whatsoever based on any alleged promises or undertakings by or agreements with the PGI Releasees and/or the MatlinPatterson Releasees from the beginning of time until as of the date of this Agreement.

3.                                      TIG, ZS Associates, and Zucker Release.  TIG, ZS Associates and Zucker hereby unconditionally and irrevocably release and forever discharge PGI, its past and present entities, successors, subsidiaries, divisions, affiliated entities, shareholders, employees, officers, directors, owners, partners, heirs, assigns, agents, attorneys and other representatives (“PGI Releasees”) and the MatlinPatterson Releasees from any and all claims which TIG, ZS Associates and Zucker now have, has had or may hereafter claim to have against the PGI Releasees or the MatlinPatterson Releasees whether arising from or related to the Lease, Sublease and Services Agreement or otherwise.  Further, TIG, ZS Associates and Zucker hereby unconditionally and irrevocably release and forever discharge the PGI Releasees and the MatlinPatterson Releasees from any and all debts, duties, liabilities, obligations, claims, rights, demands, actions or causes of action, howsoever arising, and of any nature whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, ripe or inchoate, at law or in equity including, without limitation, any claim for equity or equity-related compensation, incentive compensation, or any other compensation or remuneration whatsoever based on any alleged promises or undertakings by or agreements with the PGI Releasees and/or the MatlinPatterson Releasees from the beginning of time until as of the date of this Agreement.

TIG, ZS Associates and Zucker hereby represent that TIG, ZS Associates and Zucker, have not filed, and agree that they will not file, any additional demands for arbitration, claims, complaints, charges or lawsuits against the PGI Releasees or the MatlinPatterson Releasees for claims, whether at law or equity, or for damages under the Lease, Sublease, and alleged Services Agreement or arising from or related to the Lease, Sublease, and alleged Services Agreement or otherwise.  TIG, ZS Associates and Zucker hereby further represent that TIG, ZS Associates and Zucker have not filed, and agree that they will not file, any additional demands for arbitration, claims, complaints, charges or lawsuits against the PGI Releasees or the MatlinPatterson Releasees for claims, debts, duties, liabilities, obligations, rights, demands, actions or causes of action, howsoever arising, and of any nature whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, ripe or inchoate, at law or in equity including, without limitation, any claim for equity or equity-related compensation, incentive compensation, or any other compensation or remuneration whatsoever based on any alleged promises or undertakings by or agreements with the PGI Releasees and/or the MatlinPatterson Releasees from the beginning of time until as of the date of this Agreement.

4.                                      MatlinPatterson Releasees. The parties, ZS Associates and Zucker, agree that the MatlinPatterson Releasees as referenced in this Settlement Agreement, Receipt and Release shall include, but are not limited to, MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners (Bermuda) L.P., and MatlinPatterson Global Opportunities Partners B, L.P. and their related entities, including, without limitation, MatlinPatterson Global Partners LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Asset Management LLC, MatlinPatterson LLC and all of their subsidiaries, parent entities, affiliated companies, limited liability companies, limited partnerships, joint venturers and other related entities, and all of the foregoing entities’ respective predecessors, successors, heirs, assigns, officers, directors, partners, limited partners, members, managers, stockholders, employees, agents and representatives, and any and all persons acting by, through, under, or in concert with any of them (all of the foregoing in their capacities as shareholders and in any other capacity collectively, the “MatlinPatterson Releasees”).

5.                                      PGI and MatlinPatterson Release.   The PGI Releasees and the MatlinPatterson Releasees hereby unconditionally and irrevocably release and forever discharge TIG, ZS Associates and Zucker, their past and present entities, successors, subsidiaries, divisions, affiliated entities, shareholders, employees, officers, directors, owners, partners, heirs, assigns, agents, attorneys and other representatives (the “TIG Releasees”) from any and all claims which the PGI Releasees or MatlinPatterson Releasees now have, have had or may hereafter claim to have against the TIG Releasees whether arising from or related to the Lease, Sublease and Services Agreement or otherwise.  Further, the PGI Releasees and MatlinPatterson Releasees hereby unconditionally and irrevocably release and forever discharge the TIG Releasees from any and all debts, duties, liabilities, obligations, claims, rights, demands, actions or causes of action, howsoever arising, and of any nature whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, ripe or inchoate, at law or in equity including, without limitation, any claim for equity or equity-related compensation, incentive compensation, or any other compensation or remuneration whatsoever based on any alleged promises or undertakings by or agreements with the TIG Releasees from the beginning of time until as of the date of this Agreement.

The PGI Releasees and the MatlinPatterson Releasees hereby represent that they have not filed, and agree that they will not file, any additional demands for arbitration, claims, complaints, charges or lawsuits against the TIG Releasees for claims, whether at law or equity, or for damages under the Lease, Sublease, and alleged Services Agreement or arising from or related to the Lease, Sublease, and alleged Services Agreement or otherwise.  The PGI Releasees and the MatlinPatterson Releasees hereby further represent that they have not filed, and agree that they will not file, any additional demands for arbitration, claims, complaints, charges or lawsuits against the TIG Releasees for claims, debts, duties, liabilities, obligations, rights, demands, actions or causes of action, howsoever arising, and of any nature whatsoever, known or unknown, asserted or unasserted, liquidated or unliquidated, ripe or inchoate, at law or in equity including, without limitation, any claim for equity or equity-related compensation, incentive compensation, or any other compensation or remuneration whatsoever based on any alleged promises or undertakings by or agreements with the TIG Releasees from the beginning of time until as of the date of this Agreement.

6.                                      Acknowledgments.  Each of the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees acknowledge, represent and warrant as follows, with the understanding that the PGI Releasees and the MatlinPatterson Releasees are relying thereon:

(a)                                  They fully comprehend and understand all the terms of this Settlement Agreement, Receipt and Release and its legal effects;

(b)                                 They warrant that all corporate approvals necessary for execution of this Settlement Agreement, Receipt and Release on behalf of the signing entities have been properly obtained and the individuals executing this Settlement Agreement, Receipt and Release are legally competent and duly authorized to do so;

(c)                                  This Settlement Agreement, Receipt and Release is executed knowingly and voluntarily and without reliance upon any statement or representation of any third party or its representatives;

(d)                                 This Settlement Agreement, Receipt and Release is enforceable against them in accordance with its terms;

(e)                                  They have had the benefit of legal counsel of their own choice and have been afforded an opportunity to review this Settlement Agreement, Receipt and Release with their legal counsel and that this Settlement Agreement, Receipt and Release shall be construed as if collectively drafted by them and their legal counsel; and

(f)                                    They have not assigned, pledged, transferred, or otherwise conveyed any rights in this instant action or any claims of any nature whether related or unrelated in whole or in part to, the Lease, Sublease, and alleged Services Agreement or otherwise, in whole or in part or any interest therein, to any third party nor have they purported to do so.

7.                                      Counterparts.  This Settlement Agreement, Receipt and Release may be executed simultaneously in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

8.                                      Modification and Entire Agreement.                                              No modification, amendment, change, or addition to this Settlement Agreement, Receipt and Release shall be binding upon the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees, unless reduced to writing and signed by the parties, ZS Associates, Zucker, and MatlinPatterson Global Advisers LLC on behalf of the MatlinPatterson Releasees.  This Settlement Agreement, Receipt and Release constitutes the entire agreement between the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees, and is an integrated agreement as that term applies under South Carolina law.

9.                                      Settlement Not an Admission.  It is understood and agreed that this Settlement Agreement, Receipt and Release is the result of a good faith compromise settlement of disputed claims and that the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees, are entering into this Settlement Agreement, Receipt and Release to avoid the expense, disruption and uncertainty of further litigation regarding their respective claims and defenses.  Entry into this Settlement Agreement, Receipt and Release does not constitute any admission of liability on the part of any signatory, and liability from PGI or the MatlinPatterson Releasees to any signatory to this Settlement Agreement, Receipt and Release is expressly denied.

10.                               Headings.  The headings of this Settlement Agreement, Receipt and Release are for the convenience of the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees, only and shall not limit, expand, modify, or aid in the interpretation or constructions of this Settlement Agreement, Receipt and Release.

11.                               Successors and Assigns.  This Settlement Agreement, Receipt and Release shall be binding upon and inure to the benefit of the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees, their respective past and present entities, subsidiaries, divisions, affiliated entities, shareholders, employees, successors, officers, directors, owners, partners, heirs, assigns, agents, attorneys and other representatives.

12.                               Governing Law.  This Settlement Agreement, Receipt and Release shall be governed by and construed under the laws of the State of South Carolina.

13.                               Attorney’s Fees.       The parties, ZS Associates, Zucker, and the MatlinPatterson Releasees, agree that they shall each be responsible for their own attorney’s fees and costs which they have incurred as a result of the instant action.

14.                               Representation of Comprehension of Document.                             In entering into this Settlement Agreement, Receipt and Release the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees represent that they have relied upon the legal advice of their attorneys who are the attorneys of their own choice and that the terms of this Settlement Agreement, Receipt and Release have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by each signatory to this Settlement Agreement, Receipt and Release.

15.                               Non-Disparagement.  The parties, ZS Associates, Zucker, and the MatlinPatterson Releasees agree that, except as may be required by law, they will not disparage the other, or their respective officers, employees, and agents for a time period of one year from the date of this Agreement, and if asked about the other, they shall state simply that “our business relationship has ended.  We had some issues that we worked through and now we have settled them satisfactorily” or words substantially to that effect.

16.                               Non-Waiver.   The failure of any of the signatories to this Agreement to insist upon or enforce strict performance of any provision of this Agreement or to exercise any rights or remedies thereunder will not be construed as a waiver by said signatory to assert or rely upon any such performance right or remedy in that or any other instance.

17.                               Confidentiality.   The signatories to this Agreement agree and understand that this Agreement and the terms and conditions of the settlement reflected herein are confidential and shall not be disclosed to third parties except to the signatories’ representative legal, accounting, or tax advisors or as may be required by law or by any governmental, judicial, regulatory, or tax authority or as required in connection with the fulfillment of any reporting responsibilities in the ordinary course of business.  The signatories to this Agreement acknowledge that officers, directors, shareholders, and employees of the parties may learn of this settlement in the normal course of their employment, and it is agreed that such knowledge is not a violation of this paragraph.

18.                               Stipulation of Dismissal With Prejudice.   Upon the execution of this Agreement, the parties will execute a Stipulation of Dismissal with Prejudice in the action The Intertech Group, Inc. vs. Polymer Group, Inc., Civil Action No. 03-CP-10-3389 which will promptly be filed in the Court of Common Pleas for Charleston County, South Carolina in the form attached as Exhibit A to this Agreement.

19.                               Severability.   The parties, ZS Associates, Zucker, and the MatlinPatterson Releasees agree that the provisions contained herein are not known or believed to be in violation of any federal, state, or local law, rule or regulation.  In the event a court of competent jurisdiction finds any provision herein or subpart thereof to be illegal or unenforceable, the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees agree that the court shall modify said provisions or subparts thereof to make said provisions or subparts thereof in this Agreement valid and enforceable.

20.                               Additional Documents.                     The parties, ZS Associates, Zucker, and the MatlinPatterson Releasees agree to cooperate fully and execute any and all supplementary documents and take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Settlement Agreement, Receipt and Release.

21.                               Effective Date.                   This Settlement Agreement, Receipt and Release shall be effective as of the date that the parties, ZS Associates, Zucker, and the MatlinPatterson Releasees execute this Agreement.

WITNESS WHEREOF, each of the undersigned has executed this Settlement Agreement, Receipt and Release under seal as of the date first written above.

WITNESSES:	THE INTERTECH GROUP

Jerry Zucker

Its:

(CORPORATE SEAL)

SWORN to and subscribed before me this

            day of                               , 2004.

Notary Public for
My notary expires:

WITNESSES:

Jerry Zucker

Individually and on behalf of his past and present entities, subsidiaries, divisions, affiliated entities, shareholders, employees, officers, directors, owners, partners, heirs, executors, administrators, assigns, agents, attorneys and other representatives

SWORN to and subscribed before me this

            day of                               , 2004.

Notary Public for
My notary expires:

WITNESSES:	ZS ASSOCIATES, LLC

Jerry Zucker

Its:

(CORPORATE SEAL)

SWORN to and subscribed before me this

            day of                               , 2004.

Notary Public for
My notary expires:

WITNESSES:	POLYMER GROUP, INC.

James Schaeffer

Its: Chief Executive Officer

(CORPORATE SEAL)

SWORN to and subscribed before me this

            day of                               , 2004.

Notary Public for
My notary expires:

WITNESSES:	MATLINPATTERSON GLOBAL ADVISERS LLC, ON BEHALF OF ITSELF AND THE MATLINPATTERSON RELEASEES

Name:

Its:

(CORPORATE SEAL)

SWORN to and subscribed before me this

            day of                               , 2004.

Notary Public for
My notary expires:

STATE OF SOUTH CAROLINA	)	IN THE COURT OF COMMON PLEAS
	)	FOR THE NINTH JUDICIAL CIRCUIT
COUNTY OF CHARLESTON	)	CIVIL ACTION NO.: 03-CP-10-3389
)
The Intertech Group, Inc.,	)
)
Plaintiff,	)	Stipulation of Dismissal with
	)	Prejudice
vs.	)
)
Polymer Group, Inc.,	)
)
Defendant.	)
)

The issues in the above-captioned action having been settled to the satisfaction of all parties, now, therefore, pursuant to Rule 41(a)(1)(B), SCRCP, it is hereby

STIPULATED, that the above-captioned action be, and hereby is, dismissed with prejudice.

Richard M. Smith	Ben F. Easterlin, IV, Esquire
Michael Scardato	King & Spalding, LLP
MCNAIR LAW FIRM, P.A.	191 Peachtree Street.
Post Office Drawer 418	Atlanta Georgia 30303
Georgetown, SC 29442

Attorneys for Defendant	Attorney for Plaintiff